Exhibit 32.1

Written Statement of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of CarrAmerica Realty GP Holdings, Inc. (the “Company”), each hereby certifies that, to his knowledge on the date hereof:

(a)	the Form 10-Q of the Company for the quarter ended March 31, 2006 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thomas A. Carr
Thomas A. Carr
Chief Executive Officer (of CarrAmerica Realty Corporation, on behalf of the registrant)

May 4, 2006

/s/ Stephen E. Riffee
Stephen E. Riffee
Chief Financial Officer (of CarrAmerica Realty Corporation, on behalf of the registrant)

May 4, 2006